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                                                                   Exhibit 99.1

                   [GRAPHIC COMMERCIAL CAPITAL BANCORP, INC.]

Contact: Stephen H. Gordon Chairman & CEO Telephone: (949) 585-7500
          Christopher G. Hagerty EVP & CFO Facsimile: (949) 585-0174

             Commercial Capital Bancorp to Host Conference Call and
            Webcast Highlighting First Quarter 2003 Earnings Release

                 -Shareholder Meeting Set For April 29th, 2003-

Irvine, CA - April 11, 2003 - Commercial Capital Bancorp, Inc. ("CCBI" or the "Company"), (NASDAQ: "CCBI"), the holding company for Commercial Capital Bank (the "Bank"), Commercial Capital Mortgage, Inc. ("CCM"), and ComCap Financial Services, Inc. ("ComCap"), announced today that it will release its first quarter 2003 earnings before the market opens on Monday, April 28, 2003. At 7:30 a.m. PDT the same day, Stephen H. Gordon, Chairman and CEO, and Christopher G. Hagerty, EVP and CFO, will host a conference call to discuss highlights of the first quarter of 2003. Analysts and investors may dial in to the phone number listed below and participate in the question/answer session. A listen only broadcast of the call also will be available on the Company's website at www.commercialcapital.com.

Additionally, the Company announced today that its Annual Meeting of Stockholders will be held at 9:00 a.m. PDT on Tuesday, April 29, 2003 at the DoubleTree Hotel located at 90 Pacifica, Irvine, CA.

Conference Call and Webcast Date:
Monday, April 28, 2003
Time: 7:30 a.m. PDT (10:30 a.m. EDT)
Phone Number (800) 299-7635   Access Code: 13642365
Webcast URL: www.commercialcapital.com

Shareholders' Meeting
Date: Tuesday, April 29, 2003
Time: 9:00 a.m. PDT
Location: DoubleTree Hotel, 90 Pacifica, Irvine, CA 92618

Replay information: for those who are unable to participate in the call/Webcast live, a playback of the Webcast will be archived on the Company's site at www.commercialcapital.com. The archive will be available beginning approximately 2 hours following the call for a period of 30 days.




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It is recommended that participants dial into the conference call approximately
5 to 10 minutes prior to the call.

CCBI, headquartered in Irvine, CA, is a multifaceted financial services company which provides financial services to meet the needs of its client base of income-property real estate investors, middle market commercial businesses, and high net-worth individuals, families and professionals. At December 31, 2002, CCBI had total assets of $849.5 million, and Commercial Capital Bank, the Company's bank subsidiary, was the fastest growing banking organization in Orange County, based on percentage growth in total assets on a quarterly basis over the 24 months ended December 31, 2002 (source: www.fdic.gov). The Bank has full service banking offices located at the Company's headquarters in Irvine, Rancho Santa Margarita, Riverside, and plans to open a banking office in La Jolla, and has loan origination offices in Sacramento, Corte Madera (Marin County), Oakland, Burlingame, Woodland Hills, Los Angeles, Irvine, and San Diego, CA. Commercial Capital Mortgage, Inc., the Company's mortgage banking subsidiary, was the 4th largest multi-family lender in California during the 12 months ended December 31, 2002 and has originated approximately $2.0 billion in multi-family and commercial real estate loans through December 31, 2002. ComCap Financial Services, Inc., the Company's NASD registered broker dealer, provides fixed income and mortgage-backed securities advisory and brokerage services to corporations, high net worth individuals and other financial institutions.

This release and the aforementioned conference call, webcast and shareholders meeting may include forward-looking statements (related to each company's plans, beliefs and goals), which involve certain risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; the health of the economy, either nationally or regionally; the deterioration of credit quality, which would cause an increase in the provision for possible loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in California real estate; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; and changes in the securities markets. CCBI undertakes no obligation to revise or publicly release any revision to these forward-looking statements.